Exhibit 10.40.3
AMENDMENT TO
FEDERATED DEPARTMENT STORES, INC.
PROFIT SHARING 401(k) INVESTMENT PLAN
     The Federated Department Stores, Inc. Profit Sharing 401(k) Investment Plan (the “Plan”), is hereby amended, effective as of February 3, 2003 and in order to reflect the merger of a plan into the Plan, by adding a new Section 15.19 reading as follows to the end of Section 15 of the Plan:
     15.19 Merger of Surviving Fingerhut Plan Into This Plan. The Fingerhut Corporation Profit Sharing and 401(k) Savings Plan, the Fingerhut Corporation Retirement Plan, and the TDI Bargaining Unit Retirement Plan (each of which is a profit sharing and/or 401(k) plan and each of which is, for purposes of this Section 15.19, referred to as a “Merged Fingerhut 401(k) Profit Sharing Plan”) and the Fingerhut Corporation Fixed Contribution Retirement Plan (which is a money purchase pension plan and which is, for purposes of this Section 15.19, referred to as the “Merged Fingerhut Money Purchase Plan”) have been merged into one of such plans (which is the Fingerhut Corporation Profit Sharing and 401(k) Savings Plan and which after such merger is, for purposes of this Section 15.19, referred to as the “Surviving Fingerhut Plan”) effective as of February 3, 2003. In addition, the Surviving Fingerhut Plan shall, immediately after the merger described in the immediately preceding sentence, in turn be merged into this Plan effective as of February 3, 2003. The Surviving Fingerhut Plan, each Merged Fingerhut 401(k) Profit Sharing Plan, and the Merged Fingerhut Money Purchase Plan is or has been maintained by CF Companies, Inc. (which previously was named Fingerhut Corporation), which, since March 18, 1999, has been an Affiliated Employer.
     15.19.1 Any person who has an account held under the Surviving Fingerhut Plan at the time of the merger of such plan into this Plan (for purposes of this Section 15.19, a “merged participant”) shall, consistent with the other provisions of this Plan:
          (a) Have the portions of his or her accounts held under the Surviving Fingerhut Plan that are attributable to amounts which were contributed to such plan or any Merged Fingerhut 401(k) Profit Sharing Plan by or at the election of the merged participant (not including matching-type contributions), if any, transferred to this Plan and allocated for his or her benefit to a Savings Account under this Plan;
          (b) Have the portions of his or her accounts held under the Surviving Fingerhut Plan that are attributable to amounts which were contributed to such plan or any Merged Fingerhut 401(k) Profit Sharing Plan under the matching contribution portions of such plan, if any, transferred to this Plan and allocated for his or her benefit to a Matching Account under this Plan;
          (c) Have the portions of his or her accounts held under the Surviving Fingerhut Plan that are attributable to amounts which were contributed to any Merged Fingerhut 401(k) Profit Sharing Plan under the regular profit sharing contribution portions of such plan (i.e., the part of such plan which is not attributable to contributions made by or at the election of a participant or to matching contributions made with respect to such participant-elected contributions), if any, transferred to this Plan and allocated for his or her benefit to a Retirement Income Account under this Plan; and
          (d) Have the portions of his or her accounts held under the Surviving Fingerhut Plan that are attributable to amounts which were contributed to the Merged Fingerhut Money Purchase Plan, if any, transferred to this Plan and allocated for his or her benefit to a Retirement Income Account under this Plan.
Except as is otherwise provided in, and subject to, the following provisions of this Section 15.19, the provisions of this Plan which deal with investments, allocations of earnings and losses, vesting, and distributions of amounts that are allocated to any Account under this Plan shall apply to the amounts that are transferred for the benefit of the merged participant from the Surviving Fingerhut Plan to this Plan and allocated to such Account.
     15.19.2 No Loss of Vesting Rights. Notwithstanding any other provision of this Plan to the contrary, any merged participant shall be 100% vested in the portion of any Account under this Plan that is attributable to amounts transferred for the benefit of the merged participant from the Surviving Fingerhut Plan to this Plan.
     15.19.3 No Loss of Optional Benefit Forms. Notwithstanding any other provision of this Plan to the contrary, the transfer of all amounts transferred for the benefit of the merged participant from the Surviving Fingerhut Plan to this Plan (or from any Merged Fingerhut 401(k) Profit Sharing Plan and the Merged Fingerhut Money Purchase Plan to the Surviving Fingerhut Plan) shall not cause any optional forms of benefit which were applicable to any portion of such amounts to be eliminated in connection with the distribution of the merged participant’s Accounts under this Plan.
     15.19.4 Compliance With Plan’s Merger Rules. The requirements of Section 15.2 above (that applies to mergers) shall apply to and be met by the merger of the Surviving Fingerhut Plan into this Plan.

     15.19.5 No Change in Plan Year of Surviving Fingerhut Plan and Aggregation of Surviving Fingerhut Plan and This Plan For Nondiscrimination Tests. The plan year of the Surviving Fingerhut Plan (and each Merged Fingerhut 401(k) Profit Sharing Plan and the Merged Fingerhut Money Purchase Plan) and the Plan Year of this Plan as of the effective date of the merger of the Surviving Fingerhut Plan into this Plan are each a calendar year. As a result, such merger shall not be deemed to have changed the plan year of the Surviving Fingerhut Plan (or any Merged Fingerhut 401(k) Profit Sharing Plan or the Merged Fingerhut Money Purchase Plan) or the Plan Year of this Plan. In addition, for purposes of Sections 4A, 4B, and 5A above (which contain average actual deferral percentage restrictions, excess deferral distribution rules, and average actual contribution percentage restrictions in order to help meet the requirements of Sections 401(k)(3), 402(g), and 401(m)(2) of the Code) and the analogous provisions of the Surviving Fingerhut Plan and any Merged Fingerhut 401(k) Profit Sharing Plan that are intended to reflect the requirements of Sections 401(k)(3), 402(g), and 401(m)(2) of the Code:
          (a) Each of the Surviving Fingerhut Plan and each Merged Fingerhut 401(k) Profit Sharing Plan shall be considered as if it had been part of this Plan with respect to the Plan Year which ends December 31, 2003;
          (b) The employers that maintain or participate in the Surviving Fingerhut Plan and/or any Merged Fingerhut 401(k) Profit Sharing Plan during the period that begins on January 1, 2003 and ends on the effective date of the merger of the Surviving Fingerhut Plan into this Plan (for purposes of this Section 15.19.5, the “pre-merger 2003 period”) shall be considered as if they had been part of the Employer (as defined in this Plan) for such period;
          (c) Persons who were participants in the Surviving Fingerhut Plan or any Merged Fingerhut 401(k) Profit Sharing Plan at any time during the pre-merger 2003 period shall be considered as Participants in this Plan for such period;
          (d) Any contributions made at the election of a merged participant under the Surviving Fingerhut Plan or any Merged Fingerhut 401(k) Profit Sharing Plan with respect to pay days occurring during the pre-merger 2003 period and which would be considered as Pre-Tax Savings Contributions for the Plan Year which ends December 31, 2003 if they had been made under this Plan (for purposes of this Section 15.19.5, “pre-merger 2003 period pre-tax savings contributions”) shall be treated as Pre-Tax Savings Contributions of the merged participant under this Plan for the Plan Year which ends December 31, 2003 (and, with respect to such Plan Year, shall be subject to the provisions of Sections 4A and 4B above instead of the analogous provisions of the Surviving Fingerhut Plan or any Merged Fingerhut 401(k) Profit Sharing Plan that are intended to reflect the requirements of Sections 401(k)(3) and 402(g) of the Code); and

          (e) Contributions which are allocated under the Surviving Fingerhut Plan or any Merged Fingerhut 401(k) Profit Sharing Plan by reason of a merged participant’s pre-merger 2003 period pre-tax savings contributions and which would be considered as Matching Contributions for the Plan Year which ends December 31, 2003 if they had been made under this Plan shall be treated as Matching Contributions for the benefit of the merged participant under this Plan for the Plan Year which ends December 31, 2003 (and, with respect to such Plan Year, shall be subject to the provisions of Section 5A above instead of the analogous provisions of the Surviving Fingerhut Plan or any Merged Fingerhut 401(k) Profit Sharing Plan that are intended to reflect the requirements of Section 401(m)(2) of the Code).
     15.19.6 This Plan is the Surviving Plan. Subject to the foregoing provisions of this Section 15.19, upon the merger of the Surviving Fingerhut Plan into this Plan, this Plan shall be the surviving plan and the provisions herein shall control all aspects of the surviving plan.
     IN ORDER TO EFFECT THE FOREGOING PLAN CHANGES, Federated Department Stores, Inc., the Plan sponsor, has caused its name to be subscribed to this Plan amendment this 3rd day of February, 2003, and this amendment shall supersede any Plan amendment that was adopted by the Plan sponsor before the adoption of this amendment and that concerned the merger of any plan maintained by CF Companies, Inc. into the Plan.

FEDERATED DEPARTMENT STORES, INC.

By:	/s/ David W. Clark

Title:	SVP Human Resources